VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of April 21, 2012 by and among Zeneca Inc. (“Parent”) and the undersigned stockholder (the “Stockholder”) of Ardea BioSciences, Inc., a Delaware corporation (the “Company”).

Recitals

Whereas, concurrently with the execution of this Agreement, Parent, QAM Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company, and the Company will be the surviving corporation and continue as a wholly owned subsidiary of Parent (the “Merger”);

Whereas, the Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of Company Common Stock and options or warrants to purchase such number of shares of Company Common Stock as is indicated on the signature page of this Agreement; and

Whereas, as a condition to its willingness to enter into the Merger Agreement, Parent has required that the Stockholder, and in order to induce Parent to enter into the Merger Agreement, the Stockholder (solely in the Stockholder’s capacity as such) has agreed to, enter into this Agreement and vote all of the Subject Shares (as defined below), to the extent such Subject Shares are entitled to be voted, as described herein.

Agreement

Now, Therefore, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

1.          Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a)          “Expiration Date” shall mean the earliest to occur of such date and time as: (i) the Merger Agreement shall have been terminated in accordance with its terms; (ii) the Effective Time; and (iii) at the option of the Stockholder, upon Parent’s receipt of written notice by the Stockholder following any amendment or modification to the Merger Agreement that materially adversely affects the Stockholder (including but not limited to any reduction or change in the amount of or form of the Merger Consideration or any change in the conditions to the Merger).

(b)          “Subject Shares” shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) owned by the Stockholder as of the date hereof; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which the Stockholder acquires beneficial ownership during the period from the date of this Agreement through the Expiration Date (including by way of purchase, exercise of options, warrants or other securities, the conversion or exchange of any securities, stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).

(c)          A Person shall be deemed to have effected a “Transfer” of a Subject Share if such Person, directly or indirectly: (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers, tenders or otherwise disposes of (including by gift or any Constructive Disposition) such Subject Share or any interest therein; or (ii) enters into an agreement or commitment providing for the sale, pledge, encumbrance, assignment, grant of an option with respect to, transfer, tender or other disposition (including by gift or Constructive Disposition) of such Subject Share or any interest therein. As used herein, the term “Constructive Disposition” means, with respect to any Subject Share, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership of such Subject Share.

2.          Transfer of Subject Shares.

(a)          Transfer Restrictions. The Stockholder shall not (i) cause or permit any Transfer of any of the Subject Shares to be effected or (ii) enter into any contract, agreement, option, instrument or other arrangement or understanding with respect to the direct or indirect Transfer of any Subject Shares. The Stockholder shall not, and shall not permit any Person under the Stockholder’s control or any of its or such Person’s respective Representatives to, seek or solicit any such Transfer or any such contract, agreement, option, instrument or other arrangement or understanding.

(b)          Transfer of Voting Rights. The Stockholder shall not deposit (or permit the deposit of) any Subject Shares into a voting trust or grant any proxy, power of attorney, right of first offer or refusal or enter into any voting agreement or similar agreement with respect to any of the Subject Shares in contravention of the obligations of the Stockholder under this Agreement.

(c)          Exceptions. Nothing in this Section 2 shall prohibit a Transfer of Subject Shares by the Stockholder: (i) if the Stockholder is an individual: (A) to any member of the Stockholder’s immediate family or to a trust for the benefit of the Stockholder or any member of the Stockholder’s immediate family; or (B) upon the death of the Stockholder; or (ii) if the Stockholder is a partnership or limited liability company, to one or more partners or members of the Stockholder or to an affiliated corporation under common control with the Stockholder; provided, however, that a Transfer referred to in this Section 2(c) shall be permitted only if the transferee agrees in writing, reasonably satisfactory in form and substance to Parent, to be bound by the terms of this Agreement. Further, nothing in this Section 2 shall prohibit the Stockholder from holding any portion of the Subject Shares in a securities margin account, subject to the terms and conditions of such account.

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(d)          Stop Transfer Order. The Stockholder hereby authorizes Parent to direct the Company to impose stop orders to prevent the Transfer of any Subject Shares on the books of the Company in violation of this Agreement.

3.          Agreement to Vote Subject Shares.

(a)          At every meeting of the stockholders of the Company however called (whether annual or special), and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Company, the Stockholder (solely in the Stockholder’s capacity as such) shall vote or deliver a written consent with respect to all of the Subject Shares to the fullest extent such Subject Shares are entitled to be voted (regardless of any Change in Company Board Recommendation):

(i)          in favor of the adoption of the Merger Agreement and, without limitation of the preceding language, the approval of any proposal to adjourn or postpone any meeting of the stockholders of the Company to a later date if there are not sufficient votes for adoption of the Merger Agreement on the date on which such meeting is held to the extent Company stockholder approval is required for such adjournment or postponement and such adjournment or postponement is in accordance with Section 4.3(b) of the Merger Agreement;

(ii)         against approval of any proposal made in opposition to, or in competition with, the consummation of the Merger or any other transactions contemplated by the Merger Agreement; and

(iii)        against any of the following actions: (A) any Acquisition Transaction; and (B) any other action or agreement (except any proposal to adjourn or postpone any meeting of the stockholders of the Company contemplated in clause (i) above) that is intended to or would reasonably be expected to impede, prevent, delay or adversely affect the Merger or any other transactions contemplated by the Merger Agreement.

(b)          At any meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, the Stockholder shall cause the Subject Shares, to the extent applicable, to be counted as present thereat for purposes of establishing a quorum.

(c)          The Stockholder shall not enter into any agreement or understanding with any Person to vote or give voting instructions in any manner in violation of the terms of this Section 3 and further hereby agrees not to commit or agree to take any action in violation of this Section 3.

4.          Agreement Not to Exercise Appraisal Rights. The Stockholder hereby irrevocably and unconditionally waives any and all rights that may arise with respect to the Merger or any of the transactions contemplated by the Merger Agreement to demand appraisal of any Subject Shares (including, without limitation, under Section 262 of the DGCL) or any rights that the Stockholder may have to dissent from the Merger.

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5.          Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or shall require the Stockholder to attempt to) limit or restrict the Stockholder in his or her capacity as a director or officer of the Company, or any designee of the Stockholder who is a director or officer of the Company, from acting in such capacity or voting in such person’s sole discretion on any matter (it being understood that this Agreement shall apply to the Stockholder solely in the Stockholder’s capacity as a stockholder of the Company).

6.          Irrevocable Proxy. Concurrently with the execution of this Agreement, the Stockholder shall deliver to Parent a proxy in the form attached hereto as Exhibit A (the “Proxy”) with respect to the Subject Shares, which shall be irrevocable to the fullest extent permissible by law.

7.          No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any of the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholder, and Parent shall not have the authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Subject Shares to the extent such Subject Shares are entitled to be voted, except as otherwise provided herein.

8.          Representations and Warranties of the Stockholder. The Stockholder represents and warrants to Parent as follows:

(a)          Organization; Power; Binding Agreement. If the Stockholder is not an individual, it is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and authority to execute and deliver this Agreement and the Proxy, to perform all of the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. If the Stockholder is an individual, the Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and the Proxy, to perform all of the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. If the Stockholder is not an individual, the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by the Stockholder and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance and other equitable remedies.

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(b)          No Conflicts. Except for filings under the Exchange Act and filings under the HSR Act, no filing with, and no permit, authorization, consent or approval of, any Governmental Body is necessary for the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby. None of the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby will: (i) if the Stockholder is not an individual, conflict with or result in any breach of any organizational documents applicable to the Stockholder; (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, commitment, arrangement, understanding or other agreement to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s properties or assets may be bound, or result in the creation of any Encumbrance (as defined below) with respect to any of such Stockholder’s Subject Shares; or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of the Stockholder’s properties or assets. If the Stockholder is an individual, is married and the Subject Shares constitute community property or applicable law requires spousal approval for this Agreement to be legal, valid and binding with respect to the Stockholder and its Subject Shares, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder’s spouse, enforceable against such spouse in accordance with its terms. No trust of which the Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

(c)          Ownership of Shares. The Stockholder: (i) is the beneficial owner of the shares of Company Common Stock indicated on the signature page of this Agreement, all of which are free and clear of any liens, adverse claims, charges, security interests, pledges or options, proxies, voting trusts, agreements or understandings, or any other similar rights (“Encumbrances”) (except for any Encumbrances arising under securities laws, arising out of the Stockholder holding the Subject Shares in a securities margin account or arising hereunder); (ii) is the owner of options and warrants that are exercisable for the number of shares of Company Common Stock indicated on the signature page of this Agreement, all of which options and warrants and shares of Company Common Stock issuable upon the exercise of such options and warrants are free and clear of any Encumbrances (except for any Encumbrances arising under securities laws, arising out of the Stockholder holding the Subject Shares in a securities margin account or arising hereunder); and (iii) does not own, beneficially or otherwise, any securities of the Company or have an interest in or voting rights with respect to any securities of the Company other than the shares of Company Common Stock, options and warrants to purchase shares of Company Common Stock and shares of Company Common Stock issuable upon the exercise of such options and warrants, indicated on the signature page of this Agreement.

(d)          Absence of Litigation. As of the date hereof, there is no action, suit, investigation or proceeding pending against or, to the knowledge of the Stockholder, threatened against or otherwise affecting, the Stockholder or any of its or his properties or assets (including the Subject Shares) that would reasonably be expected to impair the ability of the Stockholder to perform its or his obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

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(e)          No Finder’s Fees. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by or on behalf of the Stockholder.

(f)           Reliance by Parent. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

9.          Representations and Warranties of Parent. Parent represents and warrants to the Stockholder as follows:

(a)          Valid Existence. Parent is a corporation validly existing and in good standing under the laws of the State of Delaware.

(b)          Authority; Binding Nature of Agreement. Parent has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement, and the execution, delivery and performance by Parent of this Agreement has been duly authorized by any necessary action on the part of Parent and its board of directors. This Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against it in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c)          Non-Contravention. Neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time): (i) result in a violation of any provision of the certificate of incorporation or bylaws of Parent; or (ii) result in a violation by Parent of any order, writ, injunction, judgment or decree to which Parent is subject, except in each case for any violation that will not have a material adverse effect on the ability of Parent to consummate the transactions contemplated hereby.

10.         No Solicitation; Notification.

(a)          No Solicitation. The Stockholder understands and acknowledges the obligations of the Company under Section 4.4(a) of the Merger Agreement and agrees that the Stockholder (solely in the Stockholder’s capacity as such) shall not, and shall not authorize or permit any investment banker, attorney or other advisor or representative retained by the Stockholder to act on the Stockholder’s behalf to, directly or indirectly, take any action or omit to take any action in contravention of such obligations or to circumvent the purposes of Section 4.4(a) of the Merger Agreement or otherwise take any action that the Company is prohibited from taking or authorizing to be taken pursuant to Section 4.4(a) of the Merger Agreement.

(b)          Notice of Certain Events. The Stockholder agrees to promptly notify Parent of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties of the Stockholder set forth herein.

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11.         Warrants; Registration Rights. The Stockholder hereby (a) consents and agrees to the treatment of the Company Warrants owned (beneficially or of record) by the Stockholder as set forth in Section 1.6(c) of the Merger Agreement and (b) waives any and all registration rights of the Stockholder pursuant to the Company’s Registration Rights Agreement dated as of December 17, 2008 with respect to such Stockholder’s Subject Shares. Subject to the terms and conditions of this Agreement, the Stockholder hereby agrees to take, or cause to be taken, all actions, and to do, or cause to be done, all things (including the execution of such other agreements, certificates and other documents) reasonably necessary to effect the agreements and waivers set forth in this Section 11.

12.         Disclosure. The Stockholder shall permit Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent determines to be necessary or desirable in connection with the Merger and any transactions related thereto, the Stockholder’s identity and ownership of Subject Shares and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement.

13.         Consents and Waivers. The Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which the Stockholder is a party or pursuant to any rights the Stockholder may have.

14.         Street Name Subject Shares. The Stockholder agrees to deliver a letter to each financial intermediary or other Person through which the Stockholder holds Subject Shares that informs such Person of the Stockholder’s obligations under this Agreement and that directs such Person to not act in disregard of such obligations without the prior written consent of Parent.

15.         Further Assurances. The Stockholder agrees not to take any action which would make any representation or warranty of such Stockholder herein untrue or incorrect in any material respect as of any time prior to the termination of this Agreement or take any action that would have the effect of preventing or disabling it from performing its obligations under this Agreement. Subject to the terms and conditions of this Agreement, the Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Stockholder’s obligations under this Agreement.

16.         Legending of Shares. If so requested by Parent, the Stockholder agrees that the Subject Shares shall bear a legend stating that they are subject to this Agreement and the Proxy.

17.         Termination. This Agreement and the Proxy shall terminate and shall have no further force or effect as of the Expiration Date; provided, that Section 18 shall survive such termination. Notwithstanding the foregoing, nothing set forth in this Section 17 or elsewhere in this Agreement shall relieve either party hereto from liability, or otherwise limit the liability of either party hereto, for any material breach of this Agreement. For the avoidance of doubt, this Agreement does not terminate upon any Change in Company Board Recommendation unless the Merger Agreement is terminated in accordance with its terms.

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18.         Miscellaneous.

(a)          Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void.

(b)          Amendments; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

(c)          Specific Enforcement. The parties hereto agree that irreparable damage would occur to Parent for which monetary damages would not be an adequate remedy in the event that any of the provisions of this Agreement are not performed in accordance with the terms hereof or are otherwise breached by the Stockholder, and that Parent, in addition to any other remedy to which Parent is entitled at law or in equity, shall be entitled to specific performance and the issuance of injunctive and other equitable relief to prevent any such breach or threatened breach. The Stockholder further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

(d)          Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered: (i) upon receipt if personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (ii) on the date of confirmation of receipt (or the first (1st) Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile, in each case to the intended recipient as set forth below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to Parent:

Zeneca Inc.

1800 Concord Pike

Wilmington, DE 19803

Attention: General Counsel

Facsimile No: (302) 886-1578

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with a copy to (which copy shall not constitute notice):

Covington & Burling LLP

1201 Pennsylvania Avenue, NW

Washington, DC 20004-2401

Attention: Catherine J. Dargan

   Stephen A. Infante

Facsimile No: (202) 778-5567

if to the Stockholder, to its address set forth on the Stockholder’s signature page hereto, with a copy to:

Baker Bros. Advisors, LLC

776 Madison Ave, 21st Floor

New York, NY 10065

Attention: Leo Kirby

Facsimile No: (212)339-5688

(e)          No Waiver. The failure of either party hereto to exercise any right or remedy provided under this Agreement, or to insist upon compliance by any other party with its obligations under this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such right or remedy or to demand such compliance.

(f)          Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. All actions and proceedings arising out of or relating to this Agreement or the negotiation, validity or performance of this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware, and the parties irrevocably submit to the jurisdiction of such court (and, in the case of appeals, the appropriate appellate court therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware, shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties agree that service of any court paper may be made in any manner as may be provided under Section 18(d) or otherwise under the applicable laws or court rules governing service of process in such court. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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(g)          Entire Agreement; No Third Party Beneficiary. This Agreement, including Exhibit A hereto, together with the Merger Agreement, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement. This Agreement, including Exhibit A, is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third party beneficiary hereto.

(h)          Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(i)          Construction.

(i)          For purposes of this Agreement, whenever the context requires, the singular number shall include the plural, and vice versa, and any reference to gender shall include the masculine, feminine and neuter genders.

(ii)         The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(iii)        As used in this Agreement, unless the text otherwise requires, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”, and the word “or” shall not be deemed exclusive and shall mean “and/or.”

(iv)        Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

(v)         The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Section, paragraph or clause of this Agreement.

(j)          Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

(k)          Counterparts; Signatures. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means.

[Remainder of Page Intentionally Left Blank]

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In Witness Whereof, the undersigned have caused this Agreement to be executed as of the date first above written.

STOCKHOLDER:

Felix J. Baker

Subject Shares Beneficially Owned

6,914,291 shares of Company Common Stock

248,713 shares of Company Common Stock issuable upon exercise of outstanding options and warrants

ADDRESS:	667 Madison Avenue, 21st Floor, NY, NY 10065

**** VOTING AGREEMENT ****

In Witness Whereof, the undersigned have caused this Agreement to be executed as of the date first above written.

STOCKHOLDER:

JULIAN Baker

Subject Shares Beneficially Owned

6,914,291 shares of Company Common Stock

198,713 shares of Company Common Stock issuable upon exercise of outstanding options and warrants

ADDRESS:	667 Madison Avenue, 21st Floor, NY, NY 10065

**** VOTING AGREEMENT ****

In Witness Whereof, the undersigned have caused this Agreement to be executed as of the date first above written.

STOCKHOLDER:

FBB Associates

By:

Name:

Title:

Subject Shares Beneficially Owned

2,302 shares of Company Common Stock

0 shares of Company Common Stock issuable upon exercise of outstanding options and warrants

ADDRESS:	667 Madison Avenue, 21st Floor, NY, NY 10065

**** VOTING AGREEMENT ****

In Witness Whereof, the undersigned have caused this Agreement to be executed as of the date first above written.

STOCKHOLDER:

Baker Bros. Advisors, LLC, management company and investment adviser to Baker/Tisch Investments, L.P., pursuant to authority granted to it by Baker/Tisch Capital, L.P., general partner to Baker/Tisch Investments, L.P., and not as the general partner.

By:

Name:

Title:

Subject Shares Beneficially Owned

99,636 shares of Company Common Stock

998 shares of Company Common Stock issuable upon exercise of outstanding options and warrants

ADDRESS:	667 Madison Avenue, 21st Floor, NY, NY 10065

**** VOTING AGREEMENT ****

In Witness Whereof, the undersigned have caused this Agreement to be executed as of the date first above written.

STOCKHOLDER:

Baker Bros. Advisors, LLC, management company and investment adviser to Baker Bros. Investments, L.P., pursuant to authority granted to it by Baker Bros. Capital, L.P., general partner to Baker Bros. Investments, L.P., and not as the general partner.

By:

Name:

Title:

Subject Shares Beneficially Owned

60,827 shares of Company Common Stock

0 shares of Company Common Stock issuable upon exercise of outstanding options and warrants

ADDRESS:	667 Madison Avenue, 21st Floor, NY, NY 10065

**** VOTING AGREEMENT ****

In Witness Whereof, the undersigned have caused this Agreement to be executed as of the date first above written.

STOCKHOLDER:

Baker Bros. Advisors, LLC, management company and investment adviser to Baker Bros. Investments II, L.P., pursuant to authority granted to it by Baker Bros. Capital, L.P., general partner to Baker Bros. Investments II, L.P., and not as the general partner.

By:

Name:

Title:

Subject Shares Beneficially Owned

65,882 shares of Company Common Stock

205 shares of Company Common Stock issuable upon exercise of outstanding options and warrants

ADDRESS:	667 Madison Avenue, 21st Floor, NY, NY 10065

**** VOTING AGREEMENT ****

In Witness Whereof, the undersigned have caused this Agreement to be executed as of the date first above written.

STOCKHOLDER:

Baker Bros. Advisors, LLC, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.

By:

Name:

Title:

Subject Shares Beneficially Owned

1,646,964 shares of Company Common Stock

46,195 shares of Company Common Stock issuable upon exercise of outstanding options and warrants

ADDRESS:	667 Madison Avenue, 21st Floor, NY, NY 10065

**** VOTING AGREEMENT ****

In Witness Whereof, the undersigned have caused this Agreement to be executed as of the date first above written.

STOCKHOLDER:

Baker Bros. Advisors, LLC, management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner.

By:

Name:

Title:

Subject Shares Beneficially Owned

4,922,226 shares of Company Common Stock

147,292 shares of Company Common Stock issuable upon exercise of outstanding options and warrants

ADDRESS:	667 Madison Avenue, 21st Floor, NY, NY 10065

**** VOTING AGREEMENT ****

In Witness Whereof, the undersigned have caused this Agreement to be executed as of the date first above written.

STOCKHOLDER:

Baker Bros. Advisors, LLC, management company and investment adviser to 14159, L.P., pursuant to authority granted to it by 14159 Capital, L.P., general partner to 14159, L.P., and not as the general partner.

By:

Name:

Title:

Subject Shares Beneficially Owned

116,454 shares of Company Common Stock

4,023 shares of Company Common Stock issuable upon exercise of outstanding options and warrants

ADDRESS:	667 Madison Avenue, 21st Floor, NY, NY 10065

**** VOTING AGREEMENT ****

EXHIBIT A

IRREVOCABLE PROXY

The undersigned stockholder (the “Stockholder”) of Ardea BioSciences, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of Zeneca Inc., a Delaware corporation (“Parent”), each of their designees, and each of them, as the sole and exclusive attorneys and proxies of the Stockholder, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the Stockholder is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the Stockholder, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Subject Shares”) in accordance with the terms of this Irrevocable Proxy until the Expiration Date (as defined below). Upon the Stockholder’s execution of this Irrevocable Proxy, any and all prior proxies given by the Stockholder with respect to any Subject Shares are hereby revoked and the Stockholder agrees not to grant any subsequent proxies with respect to the Subject Shares until after the Expiration Date.

This Irrevocable Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Parent and the Stockholder (the “Voting Agreement”), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), among Parent, QAM Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which Merger Sub will be merged with and into the Company, and the Company will be the surviving corporation and continue as a wholly owned subsidiary of Parent (the “Merger”).

As used herein, the term “Expiration Date” shall mean the earliest to occur of such date and time as: (i) the Merger Agreement shall have been terminated in accordance with its terms; (ii) the Effective Time (as defined in the Merger Agreement); and (iii) at the option of the Stockholder, upon Parent’s receipt of written notice by the Stockholder following any amendment or modification to the Merger Agreement that materially adversely affects the Stockholder (including but not limited to any reduction or change in the amount of or form of the Merger Consideration or any change in the conditions to the Merger).

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the Stockholder, at any time prior to the Expiration Date, to act as the Stockholder’s attorney and proxy to vote the Subject Shares to the fullest extent such Subject Shares are entitled to be voted, and to exercise all voting, consent and similar rights of the Stockholder with respect to the Subject Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting (regardless of any Change in Company Board Recommendation, as such term is defined in the Merger Agreement): (i) in favor of the adoption of the Merger Agreement and, without limitation of the preceding language, the approval of any proposal to adjourn or postpone any meeting of the stockholders of the Company to a later date if there are not sufficient votes for adoption of the Merger Agreement on the date on which such meeting is held to the extent Company stockholder approval is required for such adjournment or postponement and such adjournment or postponement is in accordance with Section 4.3(b) of the Merger Agreement; (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger or any other transactions contemplated by the Merger Agreement; and (iii) against any of the following actions: (A) any Acquisition Transaction; and (B) any other action or agreement (except any proposal to adjourn or postpone any meeting of the stockholders of the Company contemplated in clause (i) above) that is intended to or would reasonably be expected to impede, prevent, delay or adversely affect the Merger or any other transactions contemplated by the Merger Agreement.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter. The Stockholder may vote the Subject Shares to the extent such Subject Shares are entitled to be voted on all other matters.

Any obligation of the Stockholder hereunder shall be binding upon the successors and permitted assigns of the Stockholder.

This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

The Stockholder acknowledges and agrees that neither Parent nor any of its successors, permitted assigns, Affiliates (as such term is defined in the Merger Agreement), employees, stockholders, agents or other representatives, shall incur any liability to the Stockholder in connection with or as a result of any exercise of the proxy granted to Parent pursuant to this Irrevocable Proxy, other than in connection with any such exercise that results in a breach by Parent of this Irrevocable Proxy (in which case, only Parent may incur any liability therefor).

Dated: April ___, 2012	STOCKHOLDER:

By:

Name:

Title:

***** IRREVOCABLE PROXY ****